Exhibit 23.3




MADSEN  & ASSOCIATED, CPA'S INC.                        684 East Vine Street, #3
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CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS                    Murray, Utah, 84107
      CONSULTANT  BOARD                                  Telephone: 801-268-2632
Members SEC Practice Section of the AICPA                     Fax   801-262-3978


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in a Registration Statement on Form SB-2 of our report dated April 28, 2004 accompanying the audited balance sheet of Rubincon Ventures, Inc. at January 31, 2004 and the related statements of operations, shareholders' equity, and cash flows for the years ended January 31, 2004 and 2003 and to be named as an expert.



April  28,  2004                         /s/  "Madsen  & Associates, CPA's Inc."